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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary                     Jurisdiction of Incorporation
------------------                     -----------------------------

464431 B.C. Ltd.                       British Columbia, Canada

Java Group                             Germany
  (Deutschland)
  Gmbh